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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated February 25, 2020, relating to the consolidated financial statements and financial statement schedules of Starwood Property Trust, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10‑K of Starwood Property Trust, Inc. for the year ended December 31, 2019:

1.	Registration Statement No. 333‑161402 on Form S‑8 pertaining to the Starwood Property Trust, Inc. Non‑Executive Director Stock Plan; and

2.	Registration Statement No. 333-202536 on Form S-8 pertaining to the Starwood Property Trust, Inc. Equity Plan; and

3.	Registration Statement No. 333-218828 on Form S-8 pertaining to the Starwood Property Trust, Inc. 2017 Equity Plan; and

4.	Registration Statement No. 333‑231469 on Form S‑3 of Starwood Property Trust, Inc. pertaining to an automatic shelf registration statement of securities of well‑known seasoned issuers.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

February 25, 2020